                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  GENERAL SIGNAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                          [LOGO]

                                           1997
                                          NOTICE OF ANNUAL MEETING
                                          AND PROXY STATEMENT

            [LOGO]

                                                                  March 21, 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, April 17, 1997 at 10:00 A.M. at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904.

    The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Corporation during the past year and answer shareholder questions.

    It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy and promptly return it in the envelope provided. Your vote is important.

                                          Sincerely,

                                                       [LOGO]

                           GENERAL SIGNAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 1997

                              -------------------

    The Annual Meeting of Shareholders of General Signal Corporation (the "Corporation") will be held at the Corporation's headquarters, One High Ridge Park, Stamford, Connecticut 06904, on Thursday, April 17, 1997, at 10:00 A.M. for the following purposes:

    1. To elect three directors;

    2. To approve the General Signal Corporation 1997 Non-Employee Directors' Stock Option Plan as described in the accompanying Proxy Statement and set forth in Exhibit A thereto;

    3. To approve the appointment of Ernst & Young LLP to serve as the Corporation's independent auditors for the year 1997; and

    4. To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on March 6, 1997, will be entitled to vote at the meeting. A copy of the Corporation's Annual Report to Shareholders for the year 1996 has been provided to each shareholder of record.

                                          By Order of the Board of Directors

                                          JOANNE L. BOBER
                                          Senior Vice President, General Counsel
                                          and Secretary

March 21, 1997

                              -------------------

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                              -------------------

                                PROXY STATEMENT

TABLE OF CONTENTS                                                                                               PAGE
-----------------------------------------------------------------------------------------------------------     -----

VOTING PROCEDURES AND SECURITY OWNERSHIP...................................................................           1

  - Voting of Proxies......................................................................................           1
  - Confidential Voting....................................................................................           1
  - Security Ownership of Certain Beneficial Holders.......................................................           2
  - Security Ownership of Management.......................................................................           3

BOARD OF DIRECTORS.........................................................................................           5

  - General Board Information..............................................................................           5
  - Directors' Compensation................................................................................           6

PROPOSAL 1--ELECTION OF DIRECTORS..........................................................................           8

EXECUTIVE COMPENSATION.....................................................................................          11

  - SUMMARY COMPENSATION TABLE.............................................................................          12
  - OPTION GRANTS TABLE....................................................................................          15
  - OPTION EXERCISES AND YEAR-END VALUE TABLE..............................................................          16
  - PENSION PLAN TABLE.....................................................................................          17
  - PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL SIGNAL CORPORATION,
    THE S&P 500 INDEX AND THE S&P CAP GOODS INDEX..........................................................          19
  - REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION...........................          20

PROPOSAL 2--APPROVAL OF THE GENERAL SIGNAL CORPORATION 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN......          23

PROPOSAL 3--AUTHORIZATION OF APPOINTMENT OF INDEPENDENT AUDITORS...........................................          24

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT..........................................................          25

OTHER MATTERS..............................................................................................          25

SHAREHOLDER PROPOSALS......................................................................................          25

EXHIBIT A--GENERAL SIGNAL CORPORATION 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.......................         A-1

                                PROXY STATEMENT
                           GENERAL SIGNAL CORPORATION
                              ONE HIGH RIDGE PARK
                                 P.O. BOX 10010
                               STAMFORD, CT 06904
                    VOTING PROCEDURES AND SECURITY OWNERSHIP

VOTING OF PROXIES

    Your proxy in the form enclosed is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on April 17, 1997, and all valid proxies will be voted. Except to the extent that contrary instructions are given by shareholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote for the nominees for the Board of Directors, for the approval of the General Signal Corporation 1997 Non-Employee Directors' Stock Option Plan and for the approval of the appointment of Ernst & Young LLP as independent auditors. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum, but will not be counted as votes cast on such matters. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Secretary of the Corporation or by a proxy bearing a later date. Only shareholders of record at the close of business on March 6, 1997 will be entitled to vote at the Annual Meeting. There were 52,228,491 shares of Common Stock issued and outstanding on the record date (excluding treasury shares), each of which is entitled to one vote on each matter voted upon at the meeting. This Proxy Statement and the enclosed form of proxy were first sent to shareholders on or about March 21, 1997.

    The expense of proxy solicitation will be borne by the Corporation. Depending upon the response to the initial solicitation by mail, proxies may be solicited in person or by telephone or telegraph by officers or regular employees of the Corporation. D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Corporation to assist in such solicitation at a total estimated cost of $10,000.

CONFIDENTIAL VOTING

    If a shareholder requests confidentiality on the proxy card or ballot, the shareholder meeting proxies, ballots and voting tabulations that identify the particular vote of the shareholder will be held permanently confidential except as necessary to meet applicable legal requirements. The tabulators and inspectors of election for the meeting are employees of First Chicago Trust Company of New York and are, therefore, independent. The Corporation has an agreement with the tabulators and inspectors of election requiring them to comply with the Corporation's confidential voting policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

    The following table sets forth information based upon the Corporation's records and Securities and Exchange Commission filings with respect to each person known to be the beneficial owner of more than 5% of the Common Stock of the Corporation as of December 31, 1996.

        NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT OF
         BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        CLASS
Putnam Investments, Inc.              5,159,228 shares(1)          10.03%
  One Post Office Square
  Boston, MA 02109
American Express Company              4,994,814 shares(2)           9.72%
  American Express Tower
  200 Vesey Street
  New York, NY 10285
  and
American Express Financial Corp.
  IDS Tower 10
  Minneapolis, MN 55440
General Signal Corporation Savings    2,572,296 shares(3)           5.00%
  and Stock Ownership Plan (the
  Savings Plan) the trustee of
  which is
The Chase Manhattan Bank
  Chase MetroTech Center
  Brooklyn, NY 11245

------------

NOTES:

(1) The Schedule 13G filed by Putnam Investments, Inc. disclosed that Putnam Investments, Inc. and related corporations: Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and The Putnam Advisory Company, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, are considered "beneficial owners" in the aggregate of 5,159,228 shares, or 10.03% of shares outstanding, of the Corporation's voting Common Stock. Putnam Investments, Inc. has shared voting power with respect to 47,577 shares and shared dispositive power with respect to 5,159,228 shares.

(2) The Schedule 13G filed jointly by American Express Company and American Express Financial Corporation, an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, disclosed that they are considered registered "beneficial owners" in the aggregate of 4,994,814 shares, or 9.72% of shares outstanding, of the Corporation's voting Common Stock. American Express Company and American Express Financial Corporation have shared voting power with respect to 1,206,514 shares and shared dispositive power with respect to 4,994,814 shares.

(3) The Chase Manhattan Bank, as trustee of the Savings Plan, will vote the shares as instructed by participants, and shares for which no instructions have been received will be voted by the trustee in the same proportion as the share for which instructions have been received.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows as of March 1, 1997 beneficial ownership of shares of Common Stock of the Corporation and "stock units" with the value equivalent to the value of the Common Stock (unless otherwise noted) by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. All directors and executive officers as a group owned 0.99% of the outstanding Common Stock as of that date.

                                                SHARES            STOCK
   NAME                                        OWNED(1)         UNITS(2)
Ralph E. Bailey                                      5,221          3,507
H. Kent Bowen                                           --            928
Van C. Campbell                                   4,017(3)          1,406
Michael A. Carpenter                                 2,000         --
Elizabeth D. Conklyn                              6,445(4)          1,090
Ursula F. Fairbairn                                    512          1,764
Ronald E. Ferguson                                   2,585         10,562
John P. Horgan                                   10,899(3)         --
Robert D. Kennedy                                    1,000             97
Michael D. Lockhart                             202,539(4)         11,725
Terence D. Martin                                52,097(4)          7,019
Roland W. Schmitt                                 1,592(3)         --
John R. Selby                                     6,254(3)          4,229
Edgar J. Smith, Jr.                              69,038(4)         --
Julian B. Twombly                                25,007(4)            873
All directors and executive officers as a
  group (22 persons)                            515,984(4)         49,334

                                                        (FOOTNOTES ON NEXT PAGE)

(FOOTNOTES FROM PRECEDING PAGE)

---------------

NOTES:

(1) The figures shown include the interest of executive officers of the Corporation in an aggregate of 43,306 shares of Common Stock held by the trustee under the Corporation's Savings and Stock Ownership Plan (the "Savings Plan") as of December 31, 1996 and include the following shares of Common Stock which the persons listed have the right to acquire as of March 1, 1997 or within 60 days after that date through the exercise of stock options: Michael D. Lockhart (97,000); Terence D. Martin (27,000); Edgar J. Smith, Jr. (57,625); Julian B. Twombly (16,396); Elizabeth D. Conklyn (1,250); and all directors and executive officers as a group (269,892).

(2) For the executive officers, the "stock units" represent compensation deferred and credited as "phantom stock units" under the Corporation's Deferred Compensation Plan. For Ralph E. Bailey, H. Kent Bowen, Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Robert D. Kennedy and John R. Selby, the "stock units" represent either (a) director fees deferred to their share-denominated accounts or (b) accrued retirement benefits transferred from the terminated retirement plan for non-employee directors to the Corporation's Deferred Compensation Plan for Directors. Under both Plans, the value of the "stock units" at the time of distribution will be the then market value of the Corporation's Common Stock, but the deferred amounts will be paid in cash.

(3) Van C. Campbell, John P. Horgan, Roland W. Schmitt, and John R. Selby have elected to defer all or part of their cash compensation as directors for 1996 or prior thereto and to receive in lieu thereof restricted stock under the Corporation's stock incentive plans. The figures shown include the shares of stock which are currently restricted with respect to which the holders have sole voting power, but no investment power, during the restricted period as follows: Mr. Campbell (3,217); and Mr. Selby (5,654).

(4) Includes shares of restricted stock held by: Michael D. Lockhart (81,000); Terence D. Martin (10,000); Julian B. Twombly (4,614); and Elizabeth D. Conklyn (5,000) and six current executive officers not named in the Summary Compensation Table (14,068) with respect to which the holders have sole voting power, but no investment power, during the restricted period.

                               BOARD OF DIRECTORS

GENERAL BOARD INFORMATION

    The Corporation's Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) may be elected only for a term expiring at the next Annual Meeting.

    Regularly scheduled meetings of the Board of Directors are currently held seven times each year, and additional special meetings are called whenever necessary. In 1996 there were nine meetings of the Board, and each of the directors attended at least 75% of the aggregate of the meetings of the Board and Committees of the Board of which they are members. The average attendance of all directors at such meetings was 95%.

    The Board's current policy is to consider dividend action in March, June, September and December.

    The Board of Directors has established an Audit Committee, a Committee on Directors, an Executive Committee, a Finance Committee and a Personnel and Compensation Committee. Except for Michael D. Lockhart, who serves on the Executive Committee, the directors serving on these committees are non-employee directors.

    The members of the Audit Committee are Ursula F. Fairbairn (Chairman), Ralph
E. Bailey, H. Kent Bowen, Van C. Campbell and Robert D. Kennedy. This Committee discusses audit and financial reporting matters with both management and the Corporation's independent auditors. Its duties include reviewing the Corporation's accounting and financial systems and internal controls, reviewing the Corporation's internal controls and procedures to assure adherence to proper standards of business conduct and evaluating and making recommendations concerning the appointment of the independent auditors. The Audit Committee met three times in 1996.

    The members of the Committee on Directors are Ronald E. Ferguson (Chairman), Michael A. Carpenter, John P. Horgan, Roland W. Schmitt and John R. Selby. The responsibilities of the Committee on Directors include making recommendations to the Board with regard to Committee structure, compensation and benefits for directors, and the qualifications of candidates for election as directors. In addition, the Committee on Directors is responsible for reviewing the Corporation's corporate governance policies. The Committee on Directors recommended that the Board nominate the three persons whose names and biographical summaries appear on succeeding pages for election as directors. The Committee on Directors met four times in 1996.

    The members of the Executive Committee are Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Michael D. Lockhart and John R. Selby. The Executive Committee has the authority to exercise in the interim periods between meetings of the Board of Directors all of the rights, powers and duties of the Board of Directors, except those that cannot lawfully be delegated. The Executive Committee met one time in 1996.

    The members of the Finance Committee are Van C. Campbell (Chairman), H. Kent Bowen, Michael A. Carpenter, John P. Horgan and Roland W. Schmitt. The Finance Committee reviews policies and practices of the Corporation affecting its financial structure and position, including debt-to-capital ratio, valuation methodology for acquisitions, divestitures and other capital appropriations, financing strategy, dividend policy and budgets. In addition, the Committee reviews the discharging of management's fiduciary duties for asset management of employee benefit plans. The Finance Committee met one time in 1996.

    The members of the Personnel and Compensation Committee are John R. Selby (Chairman), Ralph E. Bailey, Ursula F. Fairbairn, Ronald E. Ferguson and Robert
D. Kennedy. The Personnel and Compensation Committee reviews the performance of the Chief Executive Officer and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the officers reporting to him. The Committee oversees the Corporation's executive succession plans. The Committee administers the incentive compensation and the stock incentive plans applicable to key executives of the Corporation. It reviews amendments to employee benefit plans and new employee benefit plans that require Board approval. The Committee also reviews the discharging of management's fiduciary duties for the administration of employee benefit plans. The Personnel and Compensation Committee met four times in 1996.

    In October 1996, the Board discontinued the Employee Benefits Committee and reallocated its functions to the newly formed Finance Committee and the Personnel and Compensation Committee. The members of the Employee Benefits Committee in 1996 were John P. Horgan (Chairman), Van C. Campbell, Ursula F. Fairbairn and Roland W. Schmitt. The Employee Benefits Committee met three times in 1996.

    Any shareholder entitled to vote at a meeting may nominate persons for election as directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 days nor more than 60 days prior to such meeting. In the event less than 55 days prior public disclosure of the meeting date is made to shareholders, or if the only public disclosure of the meeting date is made by written notice, a shareholder's notice must be received no later than the close of business on the tenth day following the day such notice of the meeting date was mailed or public disclosure was made. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment; (c) class and number of shares or securities of the Corporation beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including the proposed nominee's written consent to being named in the proxy and to serving if elected. The notice must also include information on the shareholder making the nomination, such as name and address as it appears on the Corporation's books and the class and number of shares of the Corporation beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

DIRECTORS' COMPENSATION

    Employee directors receive no fees or compensation for services as members of the Board of Directors. Directors who are not employees currently receive fees consisting of an annual retainer of $25,000 for Board service and an annual retainer of $3,000 for each Board Committee of which the director is Chairman. In addition, each non-employee director receives an attendance fee of $1,200 for each Board meeting attended, $1,000 for each Board Committee meeting attended, as well as reimbursement for expenses incurred in connection with such meetings.

    Under the Corporation's stock incentive plans, each non-employee director may elect to defer all or part of his or her cash compensation as a director and to receive in lieu thereof restricted stock subject to a five-year restriction period. In consideration for foregoing cash compensation, the value of the restricted shares is 10% greater than the deferred amount of the director's cash compensation. Three current directors elected to defer compensation for 1996. On December 12, 1996, the Board of Directors suspended the right of each non-employee director to elect to receive restricted stock with a 10% premium in lieu of cash compensation under such plans.

    The Corporation has a Deferred Compensation Plan for Directors which permits the voluntary deferral of all or part of the compensation received for services as a director. Compensation so deferred may be denominated in dollar amounts or in units based on the value of shares of Common Stock of the Corporation. Share-denominated accounts are credited with dividends when paid, and dollar amounts bear interest based on the annual yield for long-term U.S. government bonds. Deferred amounts become payable in cash in a lump sum in an amount equal to the value of the cash or units then credited to the director's account or in installments over such period and commencing at such time as the director may elect. Four directors elected to defer compensation for 1996 under this Plan.

    The Corporation had a retirement plan for non-employee directors who retire from the Board with one or more years of service as a non-employee director. The annual benefits payable to a retired director for his or her lifetime on and after reaching age 65 are equal to 10% of the annual Board retainer in effect at the time of such director's retirement for each year of service. The maximum annual benefit is 100% of the Board retainer exclusive of committee compensation and meeting fees. This plan was terminated effective December 31, 1996. Each director was given an opportunity to transfer the actuarial equivalent value of his or her accrued benefit as of December 31, 1996 to the Deferred Compensation Plan for Directors, or to receive such benefit as a quarterly annuity upon retirement.

    The Corporation pays the premiums on indemnity and liability insurance, fiduciary insurance and business travel accident insurance policies which provide coverage for the directors.

    The directors are eligible to participate in the Corporation's Matching Gifts Program. Under this program, a minimum of $25 and a maximum of $5,000 per eligible educational institution or health and human service organization is matched. The maximum permissible annual participation per director is $5,000.

    As part of the Corporation's overall support for charitable institutions and to preserve its ability to attract and retain directors of the highest caliber, the Corporation maintains a Directors' Charitable Award Program that permits each director to recommend charitable institutions which would share in a contribution of $100,000 per year for ten years following the director's death. To be eligible to receive a donation, a recommended institution must qualify to receive tax-deductible donations under the Internal Revenue Code, be eligible to receive matching gifts under the Corporation's Matching Gifts Program, and be approved by the Committee on Directors. The program has been funded in part by life insurance policies for which the Corporation paid an aggregate of $416,769 in premiums during 1996. The insurance proceeds and charitable deductions accrue solely to the benefit of the Corporation.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    At the meeting, three directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in the year 2000. All of the nominees are currently directors. Ralph E. Bailey (director since 1982), John P. Horgan (director since 1971) and Roland W. Schmitt (director since 1987), whose terms will expire at the Annual Meeting, are not standing for re-election. The Corporation thanks them for their contributions to the development and success of the Corporation. There is no cumulative voting, and directors will be elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. The remaining directors of the Corporation will continue to serve in accordance with their previous election.

    Unless authority is withheld by the shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for substitutes selected by the Board of Directors. The name, principal occupation and other information concerning each director are set forth below.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.

                           NOMINEES FOR WHOM PROXIES
                                 WILL BE VOTED

NOMINEES FOR DIRECTORS FOR
TERMS TO EXPIRE IN 2000

                VAN C. CAMPBELL
                Director Since: 1992
                Age: 58
                Vice Chairman, Chief Financial and Administrative Officer since 1983 and a director of Corning Incorporated. Previously Senior Vice President and
                General Manager--Consumer Products Division from 1981 to 1983, Senior
                Vice President-- Finance from 1980 to 1981, Vice President--Finance from
                1975 to 1980, Vice President--Treasurer from 1972 to 1975 and previously held various management positions since joining Corning Incorporated in
                1965. Also a director of Armstrong World Industries, Inc., Corning
                International Corporation, Covance, Inc., Dow Corning Corporation and
                Quest Diagnostics, Incorporated.

                MICHAEL A. CARPENTER
                Director Since: September 1996
                Age: 50
                Chairman, President and Chief Executive Officer of Travelers Life and
                Annuity Company since 1995. He also serves as Executive Vice President of Travelers Group, Inc. Previously held various management positions with General Electric Company from 1986 to 1994, including Chairman of the Board, President and Chief Executive Officer of the Kidder, Peabody
                Group, Inc., Executive Vice President of GE Capital, and Vice
                President--Business Development of General Electric Company. Previously
                a Vice President of The Boston Consulting Group.

                ROBERT D. KENNEDY
                Director Since: October 1996
                Age: 64
                Former Chairman and Chief Executive Officer from 1986 to 1995 of Union
                Carbide Corporation. Previously President of Union Carbide Corporation,
                responsible for the Chemicals and Plastics Group from 1985 to 1986; and
                previously held various other management positions since joining Union
                Carbide Corporation in 1955. Also a director of Birmingham Steel
                Corporation, Kmart Corporation, Sun Company, Inc., UCAR International
                Inc., Union Carbide Corporation and Union Camp Corporation.

                        DIRECTORS WHOSE TERMS OF OFFICE
                         DO NOT EXPIRE AT THIS MEETING

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1999

                URSULA F. FAIRBAIRN
                Director Since: 1995
                Age: 54
                Executive Vice President of Human Resources and Quality of American
                Express Company since December 1996. Previously Senior Vice President of
                Human Resources from 1990 to 1996 of Union Pacific Corporation; and
                previously IBM Director of Education and Management Development of IBM
                Corporation from 1987 to 1990; and held various other management positions, including Vice President Marketing Operations, since joining
                IBM Corporation in 1966. Also a director of VF Corporation.

                RONALD E. FERGUSON
                Director Since: 1986
                Age: 55
                Chairman and Chief Executive Officer of General Re Corporation since
                1987; and previously held various other management positions since joining General Re Corporation/General Reinsurance Corporation in 1969.
                Also a director of Colgate-Palmolive Company.

                JOHN R. SELBY
                Director Since: 1986
                Age: 67
                Former Chairman from 1986 to November 1993 and Chief Executive Officer from 1971 to November 1993 of SPS Technologies, Inc. Previously
                President and Chief Executive Officer of SPS Technologies, Inc. from
                1971 to 1986; President of U.S. Motors Division of Emerson Electric
                Company from 1969 to 1971; Vice President-- Manufacturing of Emerson
                Electric Company from 1968 to 1969; and Vice President--European
                Operations of The Trane Company from 1966 to 1968. Also a director of
                Berwind Industries, Inc.

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE IN 1998

                H. KENT BOWEN
                Director Since: March 1996
                Age: 55
                Professor of Technology and Operations Management, Harvard University,
                Graduate School of Business Administration since July 1992 and was appointed the William Barclay Harding Professor of Business
                Administration in 1993. Previously, from 1970 to 1992, Dr. Bowen was a member of the faculty of the Massachusetts Institute of Technology. Also a director of Ceramics Process Systems Corporation.

                MICHAEL D. LOCKHART
                Director Since: 1994
                Age: 47
                Chairman and Chief Executive Officer since October 1995, President and
                Chief Operating Officer and director of the Corporation from October
                1994 to October 1995. Previously Vice President and General Manager from
                1992 to 1994 of Commercial Engines and Services, a business of General
                Electric Company that manufactures and services commercial aircraft engines; Vice President and General Manager of Transportation Systems
                from 1989 to 1992; Vice President, Finance and Business Development, GE
                Aircraft Engines from 1987 to 1989; and previously held various other management positions since joining General Electric Company in 1981.
                Previously a Vice President and director of The Boston Consulting Group.

                             EXECUTIVE COMPENSATION

    The following disclosure and discussion of executive compensation is intended to provide shareholders with an understanding of the Corporation's executive compensation program and actions affecting the compensation of the Chairman and Chief Executive Officer. Included are:

    - the Summary Compensation Table;

    - the Options Grants Table;

    - the Option Exercises and Year-End Value Table;

    - the Pension Plan Table;

    - the Performance Graph on Comparison of Five-Year Cumulative Total Return among General Signal Corporation, the Standard & Poors ("S&P") 500 Index and the S&P Cap Goods Index; and

    - the Report of the Personnel and Compensation Committee on Executive Compensation.

                           SUMMARY COMPENSATION TABLE

    The following table shows compensation information for the Corporation's Chief Executive Officer during 1996 and the four other highest paid executive officers for services in all capacities during 1996, 1995 and 1994.

                                                                   ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                                                                                          AWARDS

                                                                                       OTHER      RESTRICTED
                                                                                      ANNUAL        STOCK
            NAME AND PRINCIPAL                                           BONUS     COMPEN- SATION  AWARDS      OPTION
                 POSITION                      YEAR      SALARY ($)     ($)(1)          ($)        ($)(2)    GRANTS (#)
Michael D. Lockhart                               1996    $ 652,308    $ 636,000        --           --         100,000(3)
  Chairman of the Board and
  Chief Executive Officer                         1995    $ 610,000    $ 300,000        --        $4,015,625    100,000(3)
                                                  1994    $ 150,000    $ 300,000        --           --         180,000(3)
Terence D. Martin                                 1996    $ 451,000    $ 351,800        --           --          50,000(3)
  Executive Vice President                        1995    $ 373,731    $ 246,000        --        $ 335,000      78,000(3)
  and Chief Financial Officer                     1994       --           --            --           --          --
Edgar J. Smith, Jr.                               1996    $ 215,000    $ 125,800        --           --          --
  Vice President, General
  Counsel and Secretary                           1995    $ 212,000    $  63,900        --           --          10,000(3)
                                                                                                                 10,428(4)
                                                  1994    $ 197,958    $ 106,000        --        $  95,625       9,000(3)
                                                                                                                 19,288(4)
Julian B. Twombly                                 1996    $ 202,247    $ 118,400        --           --          12,000(3)
  Vice President and
  Treasurer                                       1995    $ 186,000    $  49,800        --           --          10,000(3)
                                                  1994    $ 168,000    $  85,000        --        $  31,875       9,000(3)
Elizabeth D. Conklyn                              1996    $ 191,154    $ 111,900        --           --          12,000(3)
  Senior Vice President -                         1995    $  29,231       --            --        $ 163,750       5,000(3)
  Human Resources                                 1994       --           --            --           --          --

                                              ALL OTHER
            NAME AND PRINCIPAL              COMPENSATION
                 POSITION                        ($)
Michael D. Lockhart                           $   6,000(5)
  Chairman of the Board and                   $  29,692(6)
  Chief Executive Officer                     $  36,400(6)
                                                 --
Terence D. Martin                             $  27,880(6)
  Executive Vice President                    $  12,615(6)
  and Chief Financial Officer                    --
Edgar J. Smith, Jr.                           $   6,000(5)
  Vice President, General                     $   5,156(6)
  Counsel and Secretary                       $   6,000(5)
                                              $   6,720(6)
                                              $   6,000(5)
                                              $   5,282(6)
Julian B. Twombly                             $   6,000(5)
  Vice President and                          $   4,082(6)
  Treasurer                                   $   6,000(5)
                                              $   4,840(6)
                                              $   6,000(5)
                                              $   3,102(6)
Elizabeth D. Conklyn                          $   7,646(6)
  Senior Vice President -                        --
  Human Resources                                --

                                                        (FOOTNOTES ON NEXT PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

------------------------------

NOTES:

(1) The bonus represents the amount paid for services rendered during the specified calendar year. Such payments are made in the first quarter of the calendar year following the year in which the compensation was earned.

(2) During 1996, 1995 and 1994, an aggregate of 201,303 shares of restricted stock was awarded to certain employees, including 125,000 shares to Mr. Lockhart in connection with his employment; 10,000 shares to Mr. Martin; 3,000 shares to Mr. Smith; 1,000 shares to Mr. Twombly; 5,000 shares to Ms. Conklyn; and 10,000 shares to five current executive officers not named in the Summary Compensation Table and other employees (including former executive officers and employees). The awards granted in 1996, 1995 and 1994 vest at certain rates over three-, four- or five-year periods except for Mr. Lockhart's restricted stock grant which vests based on certain Corporation performance criteria and the lapse of time (26,000 shares on September 1, 1995; 18,000 shares on September 1, 1996; 13,000 shares on September 1, 1999; and 68,000 shares on March 25, 2014). During the restricted period, the holders of restricted stock have the right to vote the shares and to receive any cash dividends. The aggregate number of restricted shares held and their value as of December 31, 1996 were as follows: Mr. Lockhart, 81,000 shares/$3,462,750; Mr. Martin, 10,000 shares/$427,500; Mr. Twombly
    614 shares/ $26,249; Ms. Conklyn 5,000 shares/$213,750 and five current executive officers not named in the Summary Compensation Table and other employees, 43,260 shares/$1,849,365.

   The restricted stock agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the unvested restricted stock will be forfeited, and the holder will be paid cash equal to the product of the number of shares of unvested restricted stock and the Change in Control price. Payment on the unvested stock will be made on the earlier of the vesting schedule dates under the restricted stock agreements or immediately in the event of Involuntary Termination, as defined in the agreements.

(3) During 1996, 1995 and 1994, an aggregate of 1,425,700 shares subject to "new" stock options was granted to executive officers and other employees. All are exercisable at a price equal to 100% of the fair market value on the date of grant and are subject to four- or five-year vesting schedules.

   The Corporation has never repriced stock options, and the Corporation's 1996
    Stock Incentive Plan prohibits the repricing of stock options.

   The stock option agreements for the executive officers and certain other corporate employees generally provide that immediately preceding a Change in Control (as defined in such agreements), the stock options will be cancelled and the optionee will be paid cash equal to the difference between the option price and the Change in Control price. Payment for vested options will be made on the date of the Change in Control. Payment for unvested options will be made on the earlier of the vesting schedule dates under the option agreements or immediately in the event of Involuntary Termination, as defined in the agreements.

(4) During 1996, 1995 and 1994, an aggregate of 256,347 shares subject to "replacement" stock options was granted to executive officers. A "replacement" ("reload") option is an option granted when an optionee exercises a stock option by surrendering shares of Common Stock which the optionee already owns in payment of the exercise price. The "replacement" option covers the number of shares surrendered in the option exercise (including shares for applicable taxes) and has an exercise price equal to the market price on the date of exercise of the original option. The expiration date of the "replacement" option is the same as the expiration date of the option that was exercised. The "replacement" option becomes exercisable one year from the date the original option was exercised subject to forfeiture if the shares acquired on the exercise of the original option are sold for cash prior to holding them for at least one year.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
------------------------

(5) This represents the Corporation's matching contributions under the Savings Plan which are invested in Common Stock of the Corporation. Under the Savings Plan, eligible employees may save between 3% and 17% of their pay on a combined before- and after-tax basis subject to varying limitations on contributions to ensure compliance with the Internal Revenue Code of 1986, as amended, (the "Code"). Eligible employees must elect to contribute a minimum of 3% of pay to participate. The Corporation contributes an amount equal to 3% of the pay of each employee, which is increased to 4% if employee before-tax contributions of at least 3% of pay are invested in shares of Common Stock of the Corporation.

(6) This represents the Corporation's matching contributions under the Corporation's Deferred Compensation Plan. The Deferred Compensation Plan offers key executives the choice to defer cash compensation on a pre-tax basis to make up benefits (including matching contributions) lost due to restrictions on the Savings Plan imposed by the Code. If an executive defers all or part of the incentive compensation bonus into "phantom stock units", the Corporation contributes an amount equal to 10% of the deferral, also in "phantom stock units", which deferral and 10% contribution are forfeitable if the employee leaves the Corporation for any reason, other than death or disability, prior to one year from the date of the deferral.

                              OPTION GRANTS TABLE

    The following table shows the individual grants of options that were made in 1996 to each of the executive officers named in the Summary Compensation Table and the potential value at stock price appreciation rates of 0%, 5% and 10% over the term of the options. The potential value of all outstanding shares of Common Stock held by the Corporation's shareholders as of December 31, 1996 at the same appreciation rates is also shown. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Corporation's stock prices. The actual value of the stock options to the executive officers will depend on the future price of the Corporation's Common Stock. The stock options will have no value to the executive officers if the price of the Corporation's Common Stock does not increase above the exercise price of the option.

                                                                                              POTENTIAL REALIZABLE
                                                                                                    VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                                                             APPRECIATION FOR OPTION
                                                  INDIVIDUAL GRANTS                                   TERM
                                NUMBER           % OF TOTAL
                             OF SECURITIES         OPTIONS
                              UNDERLYING         GRANTED TO       EXERCISE OR
                                OPTIONS         EMPLOYEES IN      BASE PRICE    EXPIRATION
          NAME              GRANTED (#)(1)          1996            ($/SH)         DATE               0%($)
Michael D. Lockhart              100,000               21.9%           41.25       9-19-06          $       0
Terence D. Martin                 50,000               10.9%           41.25       9-19-06          $       0
Edgar J. Smith, Jr.                    0                  0           --            --              $       0
Julian B. Twombly                 12,000                2.6%           41.25       9-19-06          $       0
Elizabeth D. Conklyn              12,000                2.6%           41.25       9-19-06          $       0
All Shareholders                     N/A                N/A              N/A           N/A          $       0

          NAME                   5%($)               10%($)
Michael D. Lockhart         $      2,594,190    $      6,574,188
Terence D. Martin           $      1,297,095    $      3,287,094
Edgar J. Smith, Jr.         $              0    $              0
Julian B. Twombly           $        311,303    $        788,903
Elizabeth D. Conklyn        $        311,303    $        788,903
All Shareholders            $  1,382,244,261(2)  $  3,502,878,343(2)

------------

NOTES:

(1) Options are exercisable at prices equal to 100% of the fair market value on the date of grant. The "new" options granted in 1996 may be exercised during a period that begins one year after the date of grant and ends ten years after the date of grant and are subject to a four-year vesting schedule.

(2) These amounts represent the growth in total shareholder value for a ten-year period at 5% and 10% annually, using a base price of $42.75 and 51,412,745 shares of Common Stock outstanding as of December 31, 1996 (excluding treasury shares). The percentage relationship of the potential realizable value for all the executive officers named in the Summary Compensation Table to that of all shareholders is .34%.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table summarizes 1996 information relating to exercised and unexercised options for each executive officer named in the Summary Compensation Table.

                                                                                                         VALUE OF UNEXERCISED
                                                                              NUMBER OF SECURITIES       IN-THE-MONEY OPTIONS
                                                                             UNDERLYING UNEXERCISED    AT DECEMBER 31, 1996 ($)
                                           AGGREGATED OPTION EXERCISES          OPTIONS HELD AT         BASED ON $42.75 CLOSING
                                                     IN 1996                   DECEMBER 31, 1996       PER SHARE STOCK PRICE (1)
                                                                VALUE
                                          SHARES ACQUIRED     REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                 NAME                     ON EXERCISE (#)      ($)(1)          (#)           (#)           ($)          ($)

  Michael D. Lockhart                           --               --            97,000       283,000     $ 703,140    $1,463,460

  Terence D. Martin                             --               --            19,500       108,500     $ 123,375    $  445,125

  Edgar J. Smith, Jr.                            1,838        $   8,721        57,625        13,688     $ 580,540    $  100,389

  Julian B. Twombly                             11,666        $ 127,576        16,396        25,688     $ 164,241    $  118,389

  Elizabeth D. Conklyn                          --               --             1,250        15,750     $  12,500    $   55,500

------------

NOTE:

(1) Market value of shares of Common Stock at exercise or at December 31, 1996 minus the exercise price.

                               PENSION PLAN TABLE

    The following table shows the estimated annual retirement benefits payable based on the formula under the Corporate Retirement Plan of General Signal Corporation (the "Corporate Retirement Plan") and the Benefit Equalization Plan. This table assumes the normal retirement age of 65 for specified earnings and years of service, and that the employee will elect a straight-life annuity rather than one of the various survivor options. The annual retirement benefits payable under any alternative survivor option will be lower than the amounts shown in the table.

    As permitted by the Code and the Employee Retirement Income Security Act of 1974, as amended, to the extent that benefits must be reduced under the Corporate Retirement Plan due to limitations prescribed under Sections 401(a)(17)and 415 of the Code, the Corporation is authorized to pay retirement benefits out of the general funds of the Corporation under a non-qualified Benefit Equalization Plan. Benefits are calculated to equal the reduction.

    Amounts shown are the benefits based on the current Covered Compensation amount of $27,600 applicable to 1996. Earnings covered by the Corporate Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table correspond with the combination of salary and bonus shown in the Summary Compensation Table. Benefits for eligible employees are computed under a formula integrated with Social Security based upon years of service and average earnings during the five consecutive years of highest earnings during the employee's service with the Corporation.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS

    AVERAGE                                         TOTAL PROJECTED YEARS OF SERVICE
     ANNUAL       ----------------------------------------------------------------------------------------------------
    EARNINGS            10               15               20               25               30               35
200$,000......          28,620           45,430           62,640           79,050           95,860          110,860
400,000......           58,620           92,930          127,240          161,550          195,860          225,860
600,000......           88,620          140,430          192,240          244,050          295,860          340,860
800,000......          118,620          187,930          257,240          326,550          395,860          455,860
1,000,000....          148,620          235,430          322,240          409,050          495,860          570,860
1,200,000....          178,620          282,930          387,240          491,550          595,860          685,860
1,400,000....          208,620          330,430          452,240          574,050          695,860          800,860
1,600,000....          238,620          377,930          517,240          656,550          795,860          915,860

------------

NOTE:

(1) As of December 31, 1996, the years of credited service for the executive officers named in the Summary Compensation Table were as follows: 3.250 years for Michael D. Lockhart; 3.667 years for Terence D. Martin; 36.917 years for Edgar J. Smith, Jr.; 5.000 years for Julian B. Twombly; and 1.583 years for Elizabeth D. Conklyn. The foregoing years of credited service include additional years of service recognized under employment agreements with Michael D. Lockhart and Elizabeth D. Conklyn (1.5 years for each year of employment), Terence D. Martin (2.0 years for each year of employment), and, in the case of Michael D. Lockhart, pension benefits from his previous employer will be offset against the pension benefits payable to him by the Corporation.

    The Corporation has a Change in Control Severance Pay Plan for executive officers providing for a lump sum payment equal to thirty-six months of compensation in the event of Involuntary Termination within two years after a Change in Control as such terms are defined in the Plan. In addition, the executive officers will continue to receive all benefits applicable to active salaried employees for a period of thirty-six months following Involuntary Termination. This Plan also covers certain other key employees but at different levels of benefits than the foregoing.

    The Corporation has an agreement with Michael D. Lockhart, who became President and Chief Operating Officer of the Corporation and a member of the Board of Directors on October 3, 1994. Subsequently, he became Chairman of the Board and Chief Executive Officer on October 19, 1995. In connection with his employment, the Corporation established an unfunded deferred compensation account in the amount of $711,900 on January 2, 1995, designed to yield $2,100,000 at age 62 (year 2011) calculated at a 7% rate. After seven years, 10% of the principal will vest each year, and a full payment of the principal and interest will be available at age 62. If Mr. Lockhart is involuntarily terminated, other than for cause, prior to October 3, 1997 (three years from his date of employment), he will be entitled to be treated as if he were an "employee" until October 3, 1997 for purposes of salary, bonus, stock options and restricted stock awards, pension and other employee benefits.

    The Corporation has an agreement with Edgar J. Smith, Jr., who retired on December 31, 1996, to provide certain consulting services for the Corporation until December 31, 1998 for an aggregate fee of $100,000 payable bi-weekly during such period. Under such agreement, the Corporation's matching contributions under the Deferred Compensation Plan for deferrals made prior to December 31, 1996 were paid to him, and his company automobile with a value of $23,674 was transferred to him in January 1997. With respect to the restricted stock awarded him in 1994, such agreement also provided for the payment of $42,500 which represents the value of the remaining one-third of the award that was not vested at year end.

                  PERFORMANCE GRAPH ON COMPARISON OF FIVE-YEAR
                         CUMULATIVE TOTAL RETURN AMONG
               GENERAL SIGNAL CORPORATION, THE S&P 500 INDEX AND
                            THE S&P CAP GOODS INDEX

    The following graph sets forth a five-year comparison of total cumulative return for the Common Stock of the Corporation ("GSX"), the S&P 500 ("S&P 500") Index and the S&P Cap Goods Index ("S&P CAP GOODS"). It assumes $100.00 invested on December 31, 1991 in the Common Stock of the Corporation, the S&P 500 Index and the S&P Cap Goods Index. Total return assumes the reinvestment of dividends quarterly and a fiscal year ending December 31.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              GSX      S&P 500     S&P CAP GOODS
1991             100        100                 100
1992          118.65     107.63              102.43
1993          137.43     118.43               116.2
1994          130.92     119.93              125.05
1995          136.79     164.96              167.55
1996          184.89     203.14              220.68

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

    The Personnel and Compensation Committee of the Board of Directors (the "Committee") administers the incentive compensation and stock incentive plans applicable to key executives of the Corporation. The Committee is composed solely of five independent directors. The Committee reviews the compensation of the Corporation's executive officers and recommends to the Board of Directors the compensation of the Chief Executive Officer and the executive officers reporting to him. In addition, the Committee reviews and approves the compensation of unit presidents.

    The Corporation's compensation philosophy is based on the belief that compensation should be linked with business strategy and operating performance. The total compensation program is designed to attract, retain and reward employees and to provide an appropriate link between executive compensation and the creation of shareholder value. In addition, the grant of stock options and restricted stock awards provides an important incentive in aligning the interests of employees and shareholders.

COMPENSATION REVIEW

    The Committee periodically uses the services of independent compensation consultants to evaluate the total compensation package of the Chief Executive Officer and other senior executives and to measure the competitiveness of the Corporation's compensation programs. The companies used for comparison are comparable in size, structure, product offerings, or location and participate in national compensation databases which permit comparisons on an ongoing basis. These companies are generally represented in the S&P Cap Goods Index with the exception of certain organizations whose activities the Committee believes are particularly relevant for comparison to the Corporation.

    After review of these and other compensation resources, the Committee and Board concluded that the Corporation's compensation package and processes were competitive and appropriate. Based on this review and with recommendations for officers and unit presidents submitted by the Chief Executive Officer and the senior Human Resources executive, base salary recommendations for 1996 were developed.

    The attainment of planned earnings per share for the prior year heavily influenced the 1996 salary changes in the cases of the Chief Executive Officer and the executive staff. The Committee also weighed factors such as demonstrated management ability, initiative and strategic contributions.

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN AND THE INCENTIVE COMPENSATION PLAN

    The Chief Executive Officer and other individuals who are named in the Summary Compensation Table are eligible to participate in the shareholder approved Senior Executive Compensation Plan. Awards under this Plan are based solely on the achievement of financial objectives and will be treated as performance-based compensation within the meaning of Section 162(m) of the Code, thereby qualifying for exclusion under the $1 million limitation on deductibility of executive compensation.

    Under this Plan, each participant will be eligible to receive a share of an incentive compensation pool; however, the Committee will have full discretion to reduce or eliminate the share for any participant for any plan year.

    The incentive compensation pool for any plan year will equal 5% of operating earnings of the Corporation for that plan year, and will be based on reported operating earnings in the Corporation's financial statements included in the Corporation's Annual Report to Shareholders. The incentive compensation pool for 1996 was $12.2 million. The actual awards determined by the Committee for 1996 under this Plan were limited to the actual awards that were determined under the Corporation's Incentive Compensation Plan.

    Under the Corporation's Incentive Compensation Plan, key employees of the Corporation may be awarded bonuses determined annually by the Committee. Executive officers, unit presidents and senior staff managers throughout the Corporation are eligible for participation in the Incentive Compensation Plan.

    The Committee sets target awards using information from peer group and national compensation surveys, approves corporate and business unit performance goals, and recommends to the Board of Directors the annual awards for executive officers, including the Chief Executive Officer. Each participant is assigned a competitive "target" percentage of base salary based on the individual's salary grade level.

    The bases for award payments in 1996 were corporate and business unit performance as measured by economic value added ("EVA"), which equals the dollar amount arrived at by taking net operating profit after tax, adjusting for certain noncash elements included therein, and subtracting a charge for the use of capital needed to generate that profit. The bonuses awarded to the executive officers reflect the achievement of consolidated unit and corporate performance goals, and the bonuses awarded to unit presidents reflect the performance of their individual units.

    In 1996, most of the Corporation's continuing operating units achieved or exceeded individual measurement goals. Some units received no award based on their failure to attain their goals. Consolidated EVA for 1996 was favorably affected by improved operating results, royalty income, an involuntary conversion insurance gain and lower than anticipated cash expense. Overall, the Corporation exceeded its EVA goal, and corporate executives were paid incentive awards on that basis.

STOCK OPTION/RESTRICTED STOCK

    The granting of stock options and restricted stock is intended to create long-term incentives to increase shareholder value. The Committee also grants restricted stock selectively to attract new management and to recognize important individual contributions.

    The Committee approved stock option grants to executive officers, unit presidents and other key executives in 1996. To determine grant levels, competitive data from industry, peer group and national surveys of long-term incentive plans were examined. The Committee also awarded an aggregate of 8,500 shares of restricted stock to key executives in 1996.

STOCK OWNERSHIP GUIDELINES

    In 1993, the Committee established ownership guideline levels of the Corporation's stock for executive officers and unit presidents. The guidelines are calculated by reference to the value of the Corporation's shares as a multiple of base salary: five times for the Chief Executive Officer, three times for Executive Vice Presidents and one or two times for other senior executives. Individuals are expected to have progressed at least halfway toward the goal within three years, and if the target is not reached in five years, incentive compensation bonuses will be paid in restricted stock until the ownership level is achieved. Shares held by an individual directly, shares held indirectly in the Corporation's Savings Plan and "phantom stock units" held under the Deferred Compensation Plan are included in meeting the ownership goal. The Committee has also authorized a replacement ("reload") provision for unexercised stock options to encourage the early exercise and holding of stock option shares by executives subject to ownership guidelines. However, shares subject to unexercised stock options are not included in meeting the ownership goal.

CEO COMPENSATION

    The Committee reviewed the performance of Michael D. Lockhart, Chairman and Chief Executive Officer for 1996, and recommended to the Board of Directors his salary and incentive compensation. His salary was increased 4.1% (annualized) to $652,308. Mr. Lockhart's incentive compensation was $636,000 which was determined on the basis of achievement of consolidated EVA. His total compensation was $1,288,308 for 1996. Mr. Lockhart's salary was determined on the basis of the factors previously outlined on page 20; in addition, the Committee took into account the Corporation's improvements in operating margin, productivity, inventory turnover and management processes.

    In 1996, the Committee also granted Mr. Lockhart an option to purchase 100,000 shares of Common Stock at a price equal to 100% of the fair market price on the date of grant and subject to a four-year vesting schedule.

INTERNAL REVENUE CODE SECTION 162(M)--IMPLICATIONS FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the executive officers named in the Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Corporation's policy is to maximize the deductibility of executive compensation so long as deductibility is compatible with the more important objective of maintaining competitive compensation programs and motivating increasing shareholder wealth. To this end, on April 20, 1995, the shareholders approved a performance-based incentive compensation plan for senior executives which governs the payments of the incentive compensation.

COMMITTEE CONCLUSION

    The Committee believes that the caliber and motivation of the Corporation's employees and the quality of the Corporation's leadership determine the Corporation's long-term performance. The Committee further believes that it is in the shareholders' interests to compensate executives well when performance meets or exceeds the high standards set by the Board, so long as there is an appropriate downside risk to compensation when performance falls short of such high standards. The Committee was pleased with the Corporation's performance for 1996 and believes that the compensation paid was consistent with the Corporation's philosophy of linking executive compensation with the creation of shareholder value.

    This report is respectfully submitted by the Committee, composed of:

John R. Selby, Chairman                        Ronald E. Ferguson
Ralph E. Bailey                                Robert D. Kennedy
Ursula F. Fairbairn

                            PROPOSAL 2--APPROVAL OF
                         THE GENERAL SIGNAL CORPORATION
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

INTRODUCTION

    To further align the interests of non-employee directors with other shareholders, on February 6, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Non-Employee Directors' Stock Option Plan (the "Plan"). It is proposed that the aggregate number of shares of Common Stock available for issuance under the Plan be 125,000 shares (subject to adjustment in the event of certain changes in the capitalization of the Corporation). Such shares, which would constitute approximately 0.24% of currently outstanding shares, may be either authorized but unissued shares or issued shares reacquired by the Corporation.

SUMMARY OF THE PLAN

    The full text of the Plan is set forth in Exhibit A to this Proxy Statement. The following summary of certain of its provisions is qualified in its entirety by reference to the Plan.

    The Board of Directors may amend or modify the Plan without shareholder approval, except to increase the maximum number of shares which may be issued under the Plan (other than adjustments to reflect future stock dividends and other relevant capitalization changes), to permit the granting of options at less than 100% of fair market value at time of grant, to change the class of persons eligible to participate in the Plan or to make any other amendment for which shareholder approval is required.

    The Plan will be administered by the Committee on Directors (the "Committee") of the Board of Directors. Awards of options under the Plan may be granted only to a director of the Corporation who is not also an officer or other employee of the Corporation or of one of its subsidiaries, and who has been elected, re-elected or is continuing as a member of the Board following the applicable Annual Meeting of Shareholders of the Corporation ("Eligible Director").

    Each year, as of the date of the Annual Meeting of Shareholders of the Corporation, each Eligible Director will be eligible to receive a non-qualified stock option to purchase shares of Common Stock of the Corporation. Subject to shareholder approval, each Eligible Director will receive an option to purchase 2,000 shares on the date of the 1997 Annual Meeting of Shareholders. On each successive Annual Meeting of Shareholders, each Eligible Director will be granted an additional option to purchase shares in an amount as determined by the Committee. The purchase price of the Common Stock under each option will be equal to 100% of the fair market value of the stock on the date the option is granted and will vest and be exercisable on the date of the grant.

NEW PLAN BENEFITS UNDER THE PLAN

    Subject to shareholder approval and election by shareholders of the three nominees, Mr. Bowen, Mr. Campbell, Mr. Carpenter, Ms. Fairbairn, Mr. Ferguson, Mr. Kennedy and Mr. Selby will receive a non-qualified option to purchase 2,000 shares on the date of the 1997 Annual Meeting of Shareholders and the purchase price will be 100% of the fair market value of the stock on such date. On March 17, 1997, the closing price of the Corporation's Common Stock was $40.875.

FEDERAL INCOME TAX CONSEQUENCES

    The stock options granted under the Plan will be non-qualified options for tax purposes. The grant of options will not result in taxable income to the director or a tax deduction for the Corporation. The exercise of an option will result in taxable ordinary income to the director and a corresponding deduction to the Corporation, in each case equal to the difference between the fair market value of shares on the date the option was granted and their fair market value on the date the option was exercised. Participants are responsible for the payment of all federal, state and local taxes in respect of grants under the Plan.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE THE GENERAL SIGNAL CORPORATION 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN WILL BE IN THE BEST OF INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. A favorable vote of a majority of all the votes cast at the meeting in person or by proxy is required for approval of the General Signal Corporation 1997 Non-Employee Directors' Stock Option Plan.

                  PROPOSAL 3--AUTHORIZATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors recommends that Ernst & Young LLP be appointed as independent auditors for 1997. Submission of the selection to shareholders is not required. The Board of Directors will reconsider the selection if it is not approved by a majority of all the votes cast at the meeting in person or by proxy.

    Ernst & Young LLP has served as the Corporation's independent auditors since 1992. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    During 1996, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Corporation and its consolidated subsidiaries, including assistance and consultation in connection with filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at Audit Committee meetings and consultation in connection with various business, accounting and tax matters.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO APPOINT ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR 1997.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by the SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                 OTHER MATTERS

    The management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interests of the Corporation.

                             SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 1998 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Stamford, Connecticut, no later than November 21, 1997.

                                                                       EXHIBIT A

                             GENERAL SIGNAL CORPORATION

                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSE

    The purpose of this Plan is to align further the interests of non-employee directors with other shareholders of General Signal Corporation (the "Corporation").

2. ADMINISTRATION

    The Plan shall be administered by the Committee on Directors (the "Committee") of the Board of Directors. The Committee shall act by a majority vote or by a written statement signed by all of the members. Subject to the express provisions of this Plan, the Committee shall grant stock options to non-employee directors, and determine the number of shares to be subject to each grant and the terms and conditions thereof.

3. STOCK SUBJECT TO PLAN

    The shares to be issued under this Plan shall be made available, at the discretion of the Board of Directors or the Committee, either from the authorized but unissued shares of Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation, including shares purchased in the open market.

    Subject to adjustment as provided in the last paragraph of this Section 3:

    (a) the aggregate number of shares of Common Stock reserved and available for issuance under this Plan, subject to Section 3(b) below, shall be 125,000 shares; and

    (b) the shares available for granting awards in any year shall be increased by any shares represented by options that expire unexercised for any reason.

    In the event that the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of any split-up, combination of shares, recapitalization, stock dividend or equity distribution, the Board of Directors shall appropriately adjust the number of shares for which awards may thereafter be granted under this Plan either in the aggregate or to any single participant, the number of shares then subject to awards granted previously under this Plan, and the price per share payable upon exercise of such awards. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

4. ELIGIBILITY AND PARTICIPATION

    Awards under this Plan may be granted only to a director of the Corporation who is not also an officer or other employee of the Corporation or of one of its subsidiaries, and who has been elected, re-elected or is continuing as a member of the Board following the applicable Annual Meeting of Shareholders of the Corporation ("Eligible Director").

5. STOCK OPTIONS

    GRANT

    Each year, as of the date of the Annual Meeting of Shareholders of the Corporation, each Eligible Director shall be eligible to receive a non-qualified stock option to purchase shares of Common Stock of the Corporation. Subject to shareholder approval, each Eligible Director shall receive an option to purchase 2,000 shares on the date of the 1997 Annual Meeting of Shareholders. On each successive Annual Meeting of Shareholders, each Eligible Director may be granted an additional option to purchase shares in an amount as determined by the Committee.

    OPTION PRICES

    The purchase price of the Common Stock under each option shall be equal to 100% of the fair market value of the stock on the date the option is granted. The purchase price is to be paid in full upon the exercise of the option, and payment shall be made in cash, or by check, bank draft or money order payable to the order of the Corporation, or by delivering shares of Common Stock of the Corporation of equivalent fair market value on the day before the option is exercised. Fair market value shall be the closing price on the New York Stock Exchange or, in the event that no sale shall have taken place, the mean between the closing bid and asked prices.

    FORM OF OPTION

    Options granted pursuant to this Plan to Eligible Directors shall be evidenced by Stock Option Agreements in such form as the Committee shall from time to time adopt.

    OPTION PERIOD

    The options granted hereunder shall expire on a date which is ten years after the date of grant of the options.

    VESTING

    Each option granted to an Eligible Director shall vest and be exercisable on the date of the grant.

    TERMINATION OF OPTIONS

    If an Eligible Director ceases to serve on the Board of Directors for any reason other than death, disability or retirement, any outstanding options not yet exercised at the time the Eligible Director so ceases to serve may be exercised within one week following the date the Eligible Director so ceases to serve, but in no event later than the expiration date of the option.

    In the event of the death or disability of an Eligible Director while a member of the Board of Directors, any outstanding options may be exercised (in the case of death by the optionee's personal representative, heir or legatee) during the period ending one year after the date of such death or disability, but in no event later than the expiration date of the option. In the event of retirement, any outstanding options may be exercised during the period ending five years after the date of such retirement, but in no event later than the expiration date of the option. In the event of a retired Director's death during the fifth year after retirement, his or her heirs or estate may exercise any outstanding options during the period ending one year after such death, but in no event later than the expiration date of the option.

    NON-TRANSFERABILITY OF OPTION

    No option granted under this Plan to an Eligible Director shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of the Eligible Director thereof, only by him or her; provided, however, that the Committee may permit limited transferability in conformance with rules promulgated by the Securities and Exchange Commission, and provided further, however, that following retirement of an Eligible Director, the options held by such Eligible Director may be transferred by gift.

6. GOVERNING LAW

    The validity, construction and effect of this Plan, any rules and regulations relating to this Plan, and any awards under this Plan, shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws.

7. EFFECTIVE PERIOD OF PLAN

    This Plan shall become effective upon the date of its approval by the shareholders of the Corporation. Unless terminated earlier by the Board of Directors, this Plan shall terminate on April 17, 2002; provided, however, that any such termination shall not affect awards granted prior thereto.

8. AMENDMENT OF PLAN

    The Board of Directors of the Corporation may from time to time make such amendments of this Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon,
(i) increase the maximum number of shares as to which awards may be granted under this Plan (except as otherwise provided in Section 3), (ii) permit the granting of options at less than 100% of fair market value at time of grant,
(iii) change the class of persons eligible to receive awards under this Plan, or
(iv) make any other amendment for which shareholder approval is required. No amendment of this Plan may, without the consent of the holder of an existing award, adversely affect such holder's rights thereunder.

      [LOGO]

One High Ridge Park
P.O. Box 10010
Stamford, Connecticut 06904
203-329-4100

PROXY
                           GENERAL SIGNAL CORPORATION
        ONE HIGH RIDGE PARK, P.O. BOX 10010, STAMFORD, CONNECTICUT 06904

                          PROXY/VOTING INSTRUCTION CARD

                        ANNUAL MEETING -- APRIL 17, 1997
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder hereby appoints MICHAEL D. LOCKHART, TERENCE D. MARTIN and JOANNE L. BOBER, and each of them, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of General Signal
Corporation, or any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, as set forth on the reverse hereof, and in their discretion on such other business as may properly come before the meeting or any adjournment. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

For Participants in the General Signal Corporation Savings and Stock Ownership Plan or the General Signal Limited Savings and Stock Ownership Plan (the "Plans"): As to those shares of Common Stock, if any, that are held for me in such Plans, I instruct the Trustee of the applicable Plan to sign a proxy for me in substantially the form set forth above and on the reverse side. THE TRUSTEE SHALL MARK THE PROXY AS I SPECIFY. WHERE I DO NOT SPECIFY A CHOICE, MY SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE SHARES FOR WHICH IT RECEIVES INSTRUCTIONS. YOUR VOTING INSTRUCTIONS WILL BE HELD IN STRICTEST CONFIDENCE.

                        (CONTINUED, AND TO BE DATED AND SIGNED, ON REVERSE SIDE)

       Please mark your                                                     6142
 /x/   votes as in this
       example
--------------------------------------------------------------------------------
             THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

                     FOR           WITHHOLD
1. Election of       / /             / /
   Directors.

For, except vote withheld from the following nominee(s)

------------------------------------------------------

NOMINEES: Van C. Campbell, Michael A. Carpenter and Robert D. Kennedy

                                             FOR       AGAINST      ABSTAIN
2. Approval of the General Signal            / /         / /          / /
   Corporation 1997 Non-Employee
   Directors' Stock Option Plan.

3. Approval of the appointment of Ernst
   & Young LLP as the Independent
   Auditors of the Corporation.

4. In accordance with their discretion on any other matters or proposals which may properly come before the Meeting.

                                             YES                      NO
Please  check  box if you  want  your        / /                      / /
voting instructions to be confidential pursuant to the Corporation's confidential voting policy described in the 1997
Proxy Statement.

Please check box if you plan to attend Annual Meeting.

SIGNATURE(S)                                       DATE
--------------------------------------------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as shown. Sign, date and return the Proxy Card promptly using the enclosed envelope.